                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SEA PINES ASSOCIATES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                FEBRUARY 5, 1999

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 6, 1999

         TO THE SHAREHOLDERS OF SEA PINES ASSOCIATES, INC.:

         The 1999 Annual Meeting of Shareholders of Sea Pines Associates, Inc. (the "Company"), will be held in the CRYSTAL BALLROOM, CROWNE PLAZA RESORT IN SHIPYARD PLANTATION, Hilton Head Island, South Carolina, on Saturday, March 6, 1999, at 3:00 p.m., local time, for the following purposes:

         1.       To elect five directors;

         2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending October 31, 1999; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on February 2, 1999, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. The transfer books of the Company will not be closed.

         A copy of the Company's 1998 Annual Report to Shareholders is enclosed.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE, AND SIGN THE ENCLOSED PROXY BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT WHETHER YOU OWN A FEW OR MANY SHARES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                        By order of the Board of Directors,


                                        /s/ Angus Cotton

                                        Angus Cotton
                                        Secretary

                           SEA PINES ASSOCIATES, INC.

                                 P. O. BOX 5965
                    HILTON HEAD ISLAND, SOUTH CAROLINA 29938

                                   ----------

                                 PROXY STATEMENT

                                   ----------

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 6, 1999

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Sea Pines Associates, Inc. ("the Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 3:00 P.M. LOCAL TIME, ON SATURDAY, MARCH 6, 1999, AT THE CRYSTAL BALLROOM, CROWNE PLAZA RESORT IN SHIPYARD PLANTATION, HILTON HEAD ISLAND, SOUTH CAROLINA, and at any adjournments of such meeting, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about February 5, 1999.

                          USE AND REVOCATION OF PROXIES

When proxies are properly executed and returned, the shares they represent will be voted at the meeting in accordance with any directions noted thereon, and if no directions are noted, they will be voted FOR each of the proposals noted herein. Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A shareholder may revoke a proxy at any time before it is exercised by written notification to the Company sent to the attention of the Company's Secretary at Post Office Box 5965, Hilton Head Island, South Carolina 29938, and received prior to the Annual Meeting date or by attending the Annual Meeting and indicating that the proxy is revoked or by appointment of a substitute proxy.

                                  SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors. The expense of solicitation, which is not expected to exceed the normal expense of a proxy solicitation for a meeting of shareholders at which directors are elected, will be borne by the Company. In addition, the directors, officers and employees of the Company and its subsidiaries may solicit proxies, personally or by telephone, but at no additional salary or compensation.

           OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has set the close of business on February 2, 1999, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of such date, the total number of outstanding shares of the Company's voting common stock, no par value (the "Common Stock"), was 1,842,525 held by approximately 610 shareholders of record. Each share of Common Stock is entitled to one vote on each matter presented for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have the same effect as a vote to withhold authority in the election of directors or a negative vote on proposals. Common Stock is the only class of outstanding voting securities of the Company entitled to be voted at the Annual Meeting.

                                     ITEM 1

                              ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. The Company's Articles of Incorporation provide for a classified Board of Directors which as of the date of this Proxy Statement consists of fifteen directorships divided into three classes of directorships whose terms will expire on the dates of the Annual Meetings of Shareholders as follows: Five directorships will expire at this year's Annual Meeting, five directorships will expire in 2000 and five directorships will expire in 2001.

The five nominees listed below have been nominated by the Nominating Committee of the Board of Directors to serve three year terms or until their respective successors shall have been elected and qualified. It should be noted Messrs. Daniels and Zimmerman will reach age 75 during the first year of their tenure and, as required by the bylaws, must resign no later than the Annual Shareholders Meeting in the year 2000. Pursuant to the Company's Bylaws, the Board of Directors may, from time to time, by majority vote, increase or decrease the total number of directors on the Board to any number between 11 and 15, inclusive. In accordance with the Company's Articles of Incorporation, if a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock entitled to vote for the election of directors is required to elect each director of the Company.

A shareholder executing the enclosed proxy card may vote for any or all of the nominees or may withhold such shareholder's vote from any or all nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. Although it is not contemplated that any nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy card shall have authority to vote for the election of other persons in accordance with their best judgment.

Set forth below is certain biographical information regarding the five nominees as of February 5, 1999.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

NAME, AGE AND ADDRESS                                                BIOGRAPHICAL INFORMATION
---------------------                                                ------------------------
Thomas G. Daniels (74)                               Mr. Daniels, founding director, has served as a director
21 Baynard Park Road                                 since 1987. He also currently serves on the Board of
Hilton Head Island, SC 29928                         Governors of the Hilton Head Hospital and Clinics, a
                                                     subsidiary of Tenet. He retired as a Vice President of
                                                     Ford Motor Company in 1984. Prior to his retirement,
                                                     he also served as a Vice President of Ford of Europe
                                                     and as a Director of Ford of Europe, Britain and
                                                     Germany.

Ralph L. Dupps, Jr. (53)                             Mr. Dupps has served as a director since 1995. He is
30 East Beach Lagoon Road                            President of Dupps and Company and a partner in NWI,
Hilton Head Island, SC 29928                         a real estate development company. He is currently
                                                     Chairman of the Board of Directors of Atlantic Savings
                                                     Bank, a subsidiary of Wachovia Bank, N.A., a director
                                                     of Forked Deer River Corporation, a land holding
                                                     company, a member of the Wachovia Bank of South
                                                     Carolina Advisory Board, Chairman of the Hilton Head
                                                     Preparatory School Board of Trustees, a member
                                                     of the Hilton Head Museum Board of Directors and a
                                                     CSA Board member. Mr. Dupps is also Chairman of
                                                     the Town of Hilton Head Island Housing Commission.

Charles W. Flynn (72)                                Mr. Flynn, founding director, served as a director from
13 Pine Island Court                                 1987 through 1990. He is currently the Chairman of the
Hilton Head Island, SC 29928                         Company. He retired in 1980 from Ford Motor
                                                     Company as the Director of Dealer Development. Prior
                                                     to his employment with Ford, he was an agent for the
                                                     Federal Bureau of Investigation

Arthur P. Sundry (69)                                Mr. Sundry has served as a director since 1993.  He re-
35 South Beach Lane                                  tired in 1990 as President and General Manager of the
Hilton Head Island, SC 29928                         Communications Sector, Motorola, Inc. During his 34
                                                     years with Motorola, he served in various management
                                                     and executive positions.

Frank E. Zimmerman, Jr. (74)                         Mr. Zimmerman, founding director, has served as  a
31 Audubon Pond Road                                 director since 1987. He retired as an executive of Ford
Hilton Head Island, SC  29928                        Motor Company in 1977.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Set forth below is certain biographical information concerning the directors whose terms extend beyond the Annual Meeting.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

NAME, AGE, AND ADDRESS                                               BIOGRAPHICAL INFORMATION
----------------------                                               ------------------------
Angus Cotton (73)                                    Mr. Cotton, founding director, has served as a director
7 Willet Road                                        since 1987. He is currently the Secretary of the
Hilton Head Island, SC 29928                         Company.  He currently serves as Chairman of the
                                                     Commissioners of the Technical College of the Low
                                                     Country and is a co-founder and Treasurer of the
                                                     Heritage Classic Foundation. He retired from Marriott
                                                     Hotels and Resorts where he had been an Executive
                                                     Vice President.

P. R. Easterlin, Jr. (57)                            Mr. Easterlin has served as a director since 1989. He
350 2nd Street North No. 12                          is President of Florida Properties of Amelia, Inc. and
St. Petersburg, FL 33701                             he was one of the founding directors of Atlantic Savings
                                                     Bank and served on the Board of Trustees of
                                                     Hilton Head Preparatory School for six years.

James L. Gray (63)                                   Mr. Gray has served as a director since 1995. He
32 Club Course Drive                                 retired in 1998 as Chairman and CEO of Primestar
Hilton Head Island, SC 29928                         Partners, LP, a national distributor of satellite delivered television services to residences. Previously, Mr. Gray
                                                     served as Vice Chairman of Time Warner Cable. During his
                                                     twenty-year career in cable television, he also served as a
                                                     Director of Turner Broadcasting System and the Cable
                                                     Satellite Public Affairs Network C-SPAN.

John G. McGarty (61)                                 Mr. McGarty has served as a director since 1992. He
2 Mockingbird Lane                                   was President and Owner of Charleston Valve and
Hilton Head Island, SC 29928                         Fitting Company, a distributor of industrial products,
                                                     retiring in 1989 after twenty-seven years. Mr. McGarty
                                                     is a licensed real estate agent with Sea Pines Real
                                                     Estate Company, Inc., a subsidiary of the Company.
                                                     He formerly served on the Board of Regents of
                                                     Georgetown University. He presently serves on the
                                                     Community Services Associates, Inc. Board of Directors.

Joseph F. Vercellotti (69)                           Mr. Vercellotti has served as a director since 1995.
18 Old Military Road                                 He retired in 1987 after a 35 year general management,
Hilton Head Island, SC 29928                         strategic planning and marketing career with General
                                                     Electric Company, to pursue interests in management
                                                     consulting, primarily with high-tech, start up firms. He
                                                     presently serves on the Community Services Associates,
                                                     Inc. Board of Directors.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

NAME, AGE, AND ADDRESS                                               BIOGRAPHICAL INFORMATION
----------------------                                               ------------------------
Paul B. Barringer, II (68)                           Mr. Barringer has served as a director since 1997. He
14 South Calibogue Cay                               is Chairman and CEO of Coastal Lumber Company,
Hilton Head Island, SC  29928                        headquartered in Weldon, North Carolina. He is a
                                                     member of the Board of Directors of Southern National
                                                     Corporation, the holding company for BB&T Financial
                                                     Corporation. He currently serves on the board of
                                                     several educational institutions and is an active board
                                                     member of various civic and industry associations.

Norman P. Harberger (69)                             Mr. Harberger has served as a director since 1993. He
22 Oyster Landing Road                               is currently the Vice Chairman of the Company. He
Hilton Head Island, SC  29928                        is President and Owner of Harberger & Associates, Inc.,
                                                     management consultants. He was previously an executive
                                                     of Rohm and Haas Company, retiring as that firm's
                                                     Administrative Vice President in 1986.

Michael E. Lawrence (54)                             Mr. Lawrence has served as a director since 1994. He
46 Baynard Park Road                                 currently serves as Chief Executive Officer of the
Hilton Head Island, SC  29928                        Company. He has served as President of Sea Pines
                                                     Company, Inc. since November 1994, and as its Vice
                                                     President and Chief Financial Officer from February 1991
                                                     to November 1994 and as its Controller from February
                                                     1990 to February 1991. He currently serves on the
                                                     Board of Directors of Jameson Inn, Inc. and the
                                                     Personnel and Compensation Committee of such Board,
                                                     and Atlantic Savings Banks, a subsidiary of
                                                     Wachovia Bank, N.A. Formerly, he was a partner in the
                                                     Management Consulting Division of Ernst & Young LLP.

Thomas C. Morton (57)                                Mr. Morton has served as a director since 1991. He is
20 Harleston Green                                   a certified public accountant who has owned and
Hilton Head Island, SC  29928                        operated tax and accounting practices in Michigan and
                                                     South Carolina since 1974. Prior to that he spent 10 years in the audit and tax departments of the international
                                                     accounting firm of Deloitte & Touche.

Robert W. Siler, Jr. (70)                            Mr. Siler has served as a director since 1997. He retired
414 Baynard Cove Club                                in 1993 as Chairman/CEO of Hammer, Siler, George
Hilton Head Island, SC 29928                         Associates, an international economic and development
                                                     consulting firm based in Silver Spring, Maryland. He is
                                                     a principal in Elgin Land Company, LLC, a Texas invest-
                                                     ment firm, and serves on the Hilton Head Island
                                                     Planning Commission.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met 12 times during fiscal year 1998. Only Messrs. Barringer and Gray attended fewer than 75 percent of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which such director served.

Pursuant to the by-laws of the Company, the Board of Directors has established standing Audit, Finance, Nominating, and Personnel and Compensation Committees, each of which held meetings during fiscal year 1998.

The Audit Committee, composed of Messrs. McGarty and Morton, makes recommendations regarding the certified public accountants serving the Company, considers the adequacy of internal accounting controls and undertakes other activities related to the fiscal affairs of the Company. No directors of the Company who are also executive officers may serve on the Audit Committee. The Audit Committee met 2 times during fiscal year 1998.

The Finance Committee, composed of Messrs. Flynn, Gray, Lawrence, Morton, Sundry, and Barringer, met 11 times during fiscal year 1998. The Committee reviews and makes recommendations regarding matters concerning the financial condition of the Company and provides advice to the Company's management on financial and accounting matters.

The Nominating Committee, composed of Messrs. Cotton, Daniels, Dupps, Gray, and Vercellotti, designates on behalf of the Board of Directors candidates for the directors of the class to be elected at the next Annual Meeting of shareholders. There is no formal procedure for the submission of shareholder recommendations for nomination. The Nominating Committee met 2 times during fiscal year 1998.

The Personnel and Compensation Committee, composed of Messrs. Harberger, Cotton, and Vercellotti, met 8 times during fiscal year 1998. The Committee considers and oversees the development of programs to attract and equitably compensate employees to promote the economic success of both the employee and the Company, including its subsidiaries. No officers or employees of the Company or its subsidiaries served on the Personnel and Compensation Committee or participated in deliberations of such Committee concerning executive officer compensation.

CERTAIN TRANSACTIONS

Mr. Dupps' wife provides certain interior decorating and design services and furnishings to the Company. Total payments to Mrs. Dupps for such services and furnishings in the Company's last fiscal year were $99,448.

Mr. Lawrence's wife is a licensed real estate agent with Sea Pines Real Estate Company, Inc., a subsidiary of the Company. Total commissions paid to Mrs. Lawrence in the Company's last fiscal year were $103,163.

               REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                        CONCERNING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

The Personnel and Compensation Committee of the Board of Directors recommends to the full Board all policies under which compensation is paid or awarded to the Company's executive officers. No Director who is employed by the Company serves on the Personnel and Compensation Committee, nor is any such employee Director present when matters concerning executive compensation are discussed and voted on by the Board of Directors.

COMPENSATION OBJECTIVES AND STRUCTURE

The Company's objective is to provide total compensation opportunity sufficient to attract and retain highly capable executives and key managers for the Company and its subsidiaries. Each year the Personnel and Compensation Committee reviews the Company's executive compensation practices and guidelines, and recommends any changes needed to achieve this objective.

The Chairman, Vice Chairman, Secretary and Treasurer of the Company are not salaried employees. These non-employee officers receive only the compensation applicable to other non-employee directors. The Chief Executive Officer and other key managers of the Company and its subsidiaries are salaried employees. Their compensation currently consists of salary and the opportunity for a bonus. There is no stock option plan at present, nor any other form of long-term incentive compensation.

EXECUTIVE SALARIES

Salary ranges for executive positions are substantially equivalent to those found in positions of similar responsibility level and type in related business sectors. These salary ranges were increased 2.5 percent in January 1998 to maintain the Company's competitive position. Individual salary increases were granted where appropriate, based on competitive salary levels and individual performance.

MANAGEMENT BONUSES

Twelve executives and senior managers participated in the Management Bonus Plan in fiscal year 1998. The plan assures that part of the compensation opportunity of these executives depends directly on business results. The Management Bonus Plan is currently structured as follows:

-        Basic and Adjusted Bonus Standards

         At the beginning of each fiscal year, an initial bonus standard ("target bonus") is established for each position covered by the Management Bonus Plan. These standards are consistent with typical competitive bonus levels, except that they may not total more than 10 percent of the "operating income" called for in the Company's initial budget for the fiscal year.

-        Factors Determining Actual Bonus Payout

         Actual bonus payments vary from the adjusted standards based primarily on the ratio of actual corporate operating income to budgeted operating income. Business unit performance and personal contribution also affect individual awards. For bonus purposes, "operating income" is defined as pre-tax income before bonuses, excluding any non-operating gains and losses and any extraordinary income or expense items.

         The present bonus arrangement has applied for the past six years. During this period, two years resulted in no bonus pay-out (1993 and 1995), two produced bonuses lower than target levels (1994 and 1996). Only in the past two years (1997 and 1998) have operating results earned premium pay-outs.

BONUS STANDARDS AND BONUS PAYMENTS - FISCAL YEAR 1998

Basic bonus standards for all bonus-eligible positions in fiscal year 1998 totalled $220,700. This figure is roughly $30,000 lower than it would have been if all eligible positions had been filled for the entire year. Fiscal year 1998 pre-tax income for bonus purposes exceeded budget by 13.25%, permitting a bonus premium of 26.5%. The resulting allowable bonus payout totalled $279,100, of which $271,000 was actually awarded to the twelve eligible participants.

SPECIFIC COMMENTS ON COMPENSATION OF CHIEF EXECUTIVE OFFICER

Mr. Lawrence's salary was increased to $164,000 in January 1998, based on the Board's assessments of his performance and of competitive salary levels. Surveys indicate that this figure is somewhat lower than the market average for CEOs in firms of similar size and type.

In December 1998, Mr. Lawrence was awarded a bonus of $86,000 under the terms of the previously described Management Bonus Plan. The bonus was based on the Company's very favorable operating profit performance during the fiscal year 1998, and the Board's assessment of Mr. Lawrence's accomplishments in other key areas of responsibility.

Norman P. Harberger, Chairman, Personnel and Compensation Committee
Angus Cotton
J. Gordon Osborn
Joseph F. Vercellotti

                                     ITEM 2

                   RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

         The Board of Directors wishes to obtain from the shareholders a ratification of their action in appointing Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 31, 1999. Ernst & Young LLP was initially engaged as independent auditors of the Company for the fiscal year ended October 31, 1993.

         The engagement of Ernst & Young LLP for audit services has been approved by both the Audit Committee of the Board of Directors and by the full Board of Directors.

         In the event the appointment of Ernst & Young LLP as independent auditors for fiscal year 1999 is not ratified by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to ratify the appointment of independent auditors.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                               A VOTE FOR ITEM 2.

                               EXECUTIVE OFFICERS

         The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve. Officers of the Company serve at the discretion of the Board of Directors.


NAME OF INDIVIDUAL      CAPACITY                    AGE       YEARS OF SERVICE
------------------      --------                    ---       ----------------
Charles W. Flynn        Chairman                     72               3
Norman P. Harberger     Vice Chairman                69               3
Michael E. Lawrence     Chief Executive Officer      54               3
Angus Cotton            Secretary                    73               4
Thomas C. Morton        Treasurer                    57               7


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock and the Company's Series A Cumulative Preferred Stock, $7.60 liquidation preference (the "Preferred Stock"), as of January 20, 1999 by (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of the Company's directors, director nominees, and executive officers identified in the Summary Compensation Table below, individually, and (iii) all current directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the shares listed below, based on information furnished by such owner, (a) holds less than one percent of the outstanding Common Stock and less than one percent of the outstanding Preferred Stock, and (b) has sole investment and voting power with respect to such shares. Preferred Stock is non-voting unless the Company has failed to pay dividends on the Preferred Stock in an amount equal to four years' dividends.


                                          SHARES BENEFICIALLY OWNED (1)
                                  --------------------------------------------
                                  COMMON    PERCENT      PREFERRED     PERCENT
NAME OF INDIVIDUAL                STOCK     OF CLASS       STOCK      OF CLASS
------------------                ------    --------     ---------    --------
Angus Cotton (9)                   3,750       *           2,500           *

Thomas G. Daniels (1)              5,250       *           3,500           *

Ralph L. Dupps, Jr. (2)           12,000       *           8,000           *

P. R. Easterlin, Jr. (1)           2,250       *           1,500           *

Charles W. Flynn                   9,000       *           6,000           *

James L. Gray (1)                  3,750       *           2,500           *

Norman P. Harberger (3)            6,000       *           4,000           *

Michael E. Lawrence (4)            4,500       *           3,000           *

John G. McGarty (1)                9,750       *           6,500           *

Thomas C. Morton (5)               7,500       *           5,000           *

Robert W. Siler, Jr.               5,250       *           3,500           *

Arthur P. Sundry (6)               4,500       *           3,000           *

Joseph F. Vercellotti              2,250       *           1,500           *

Frank E. Zimmerman, Jr. (1)        9,750       *           6,500           *

Paul B. Barringer, II (7)        118,500     6.43%        79,000         6.43%
14 South Calibogue Cay
Hilton Head Island, SC 29928

L.F. Loree, III and              302,250    16.40%       201,500        16.40%
Norwood H. Davis, Jr. as
Co-Trustees (8)
901 East Cary Street
Suite 1400
Richmond, Virginia 23219

All current directors and        204,000    11.07%       136,000       11.07%
executive officers as a group
(15 Persons)


*Represents less than one percent of the class

(1) Shares of Common Stock and Preferred Stock reflected in the table as owned by Messrs. Daniels, Easterlin, Gray, McGarty, and Zimmerman are owned by each of them directly. Unless otherwise indicated, shares reflected in the table as owned by each of the other shareholders are owned jointly with such shareholder's spouse.

(2) Includes 1,500 shares of Common Stock and 1,000 shares of Preferred Stock held directly by Mr. Dupps and 10,500 shares of Common Stock and 7,000 shares of Preferred Stock owned jointly with his spouse.

(3) Includes 3,000 shares of Common Stock and 2,000 shares of Preferred Stock held by Mr. Harberger directly and 3,000 shares of Common Stock and 2,000 shares of Preferred Stock owned jointly with his spouse.

(4) Includes 3,750 shares of Common Stock and 2,500 shares of Preferred Stock held by Mr. Lawrence directly and 750 shares of Common Stock and 500 shares of Preferred Stock directly held by his spouse.

(5) Includes 2,250 shares of Common Stock and 1,500 shares of Preferred Stock held by Mr. Morton directly, 3,000 shares of Common Stock and 2,000 shares of Preferred Stock owned jointly with his spouse and 2,250 shares of Common Stock and 1,500 shares of Preferred Stock directly held by his spouse.

(6) Includes 750 shares of Common Stock and 500 shares of Preferred Stock held by Mr. Sundry directly and 3,750 shares of Common Stock and 2,500 shares of Preferred Stock held for the benefit of Arthur P. Sundry Trust.

(7) Based on information supplied to the Company by Mr. Barringer, all of the shares are owned by a limited partnership, the general partner of which is a limited liability company controlled by Mr. Barringer and his wife.

(8) Based on information supplied to the Company, all of the shares are held pursuant to an Irrevocable Trust Agreement dated November 12, 1986 by William H. Goodwin, Jr., creating five separate trusts for the benefit of William Hunter Goodwin, III, Molly Shepherd Goodwin, Mathew Tolley Goodwin, Sarah Camp Goodwin and Peter Overton Goodwin (the "Trusts").

(9) Shares of Common Stock and Preferred Stock are held for the benefit of the Angus Cotton Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, officers and certain shareholders of the Company file reports of holdings and transactions in the Company's Common Stock and Preferred Stock with the SEC. Based solely on the Company's review of such reports furnished to the Company and written representations from certain reporting persons, the Company believes that all SEC filing requirements applicable to its directors and officers with respect to the Company's fiscal year ended October 31, 1998 were complied with. The Company does not believe that the Trusts or Trustees described in footnote (8) of the table under "Principal Shareholders" above have filed such reports for the fiscal year ended October 31, 1998.

                             EXECUTIVE COMPENSATION

         None of the officers of the Company receives any cash or non-cash compensation for services rendered in such capacity. The Company's operations are conducted exclusively through its wholly-owned subsidiary, Sea Pines Company, Inc. The following table summarizes the compensation earned by Michael
E. Lawrence, the President of Sea Pines Company, Inc. for services performed during fiscal years 1998, 1997 and 1996. Mr. Lawrence is the only executive officer of the Company whose compensation exceeded $100,000 during any of the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY (1)  BONUS (2)  COMPENSATION (3)
---------------------------    ----     ---------   ---------  ----------------
Michael E. Lawrence            1998     $ 165,332    $ 86,000       $ 2,456
President, Sea Pines           1997     $ 154,056    $ 66,000       $ 4,741
Company, Inc. and              1996     $ 140,923    $ 43,600       $ 4,833
Sea Pines Real
Estate Company,
Inc.

(1) Salary includes amounts deferred at the election of the named officer pursuant to the Company's 401(k) plan.

(2) Bonus includes amounts earned by the named officer in the year indicated, but paid in the following fiscal year.

(3) All other compensation consists of amounts contributed by the Company to the 401(k) plan account of the named officer.

The remuneration described in the previous table does not include the cost to Sea Pines Company, Inc. of certain employee benefits furnished to Mr. Lawrence in connection with the conduct of the business of Sea Pines Company, Inc. The amount of such employee benefits accrued for Mr. Lawrence in each of fiscal years 1998, 1997 and 1996 did not exceed the lesser of $50,000 or 10% of the total of his respective annual salary and bonus reported above.

COMPENSATION PURSUANT TO PLANS

         The Company and its subsidiaries have adopted a retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. This plan requires the Company and its subsidiaries to contribute $.50 for every $1 contributed by the respective company's employees, limited to 6% of gross earnings of each employee.

COMPENSATION OF DIRECTORS

         All directors of the Company, who are not also employees of the Company or its subsidiaries, are paid $100 for each Board of Directors meeting attended and $300 per quarter for serving as a director. Directors who are members of any of the standing committees of the Board of Directors and who are not also employees of the Company or its subsidiaries are paid $50 for each meeting attended, with maximum payment of $600 per year.

SHAREHOLDER RETURN

         Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission calls for disclosure of a five year graph comparison of the Company's cumulative total shareholder returns on its Common Stock with both the cumulative total return on selected published market indices and the cumulative total return on selected industry or line-of-business indices over the same period.

         The known trading in the outstanding securities of the Company remains very limited and has been effected exclusively through transactions in units consisting of both Common and Preferred Stock. Consequently, the Company does not have a reliable indicator of Common Stock share value. Because information required for the calculation of the referenced comparisons is not available to the Company, and based on the fact that the Company has not paid any dividend on its Common Stock since the Company's incorporation, the Company believes that presentation of the referenced comparisons would not be meaningful.

                              SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal to be included in the Proxy Statement for the 2000 Annual Meeting of Shareholders should submit such proposal to the Company on or before October 15, 1999.

                        AVAILABILITY OF FORM 10-K REPORT

         The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended October 31, 1998. A copy of the Form 10- K will be provided without charge to each shareholder to whom this Proxy Statement is delivered upon the receipt by the Company of the written request of such shareholder. The exhibits to the Form 10-K will also be provided upon request and payment of copying charges. Requests for the Form 10-K should be directed to the Office of the Secretary, Sea Pines Associates, Inc., Post Office Box 5965, Hilton Head Island, South Carolina 29938.

                                  OTHER MATTERS

         Management of the Company knows of no other matters to be brought before the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting for a vote of the shareholders, it is the intention of the persons named on the enclosed proxy ballot to vote the proxy in accordance with their discretion and judgment in such matters.

                                     By Order of the Board of Directors,


                                     /s/ Angus Cotton

                                     Angus Cotton
                                     Secretary

Hilton Head Island,
South Carolina
February 5, 1999

                                                                      APPENDIX A

                           SEA PINES ASSOCIATES, INC.

                                 P.O. Box 5965
                    Hilton Head Island, South Carolina 29936

                                PROXY BALLOT FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 6, 1999


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Angus Cotton and Thomas C. Morton as Proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of voting common stock, no par value, of Sea Pines Associates, Inc., held of record by the undersigned on February 2, 1999, at the Annual Meeting of Shareholders, to be held on March 6, 1999.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

--------------------------------------------------------------------------------
                   PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing in a representative capacity, please provide full title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

-------------------------------          ---------------------------------------

-------------------------------          ---------------------------------------

-------------------------------          ---------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                           SEA PINES ASSOCIATES, INC.
--------------------------------------------------------------------------------

1.   Election of Directors.
                                                    For All    With-    For All
                                                    Nominees   hold     Except
     Thomas G. Daniels     Arthur P. Sundry
     Ralph L. Dupps, Jr.   Frank E. Zimmerman, Jr.    [ ]       [ ]       [ ]
     Charles W. Flynn

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


                                             For       Against        Abstain

2.   Ratification of the appointment of      [ ]         [ ]            [ ]
     Ernst & Young LLP as independent
     auditors of Sea Pines Associates,
     Inc. for the fiscal year ending
     October 31, 1999.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment(s) thereof.


     Mark box at right if you plan to attend the Annual Meeting.      [ ]

     Mark box at right if an address change or comment has been
     noted on the reverse side of this card.                          [ ]

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.     Date
                                                       -------------------------

------------------------------------            --------------------------------
     Shareholder sign here                             Co-owner sign here

DETACH CARD                                                          DETACH CARD

                           SEA PINES ASSOCIATES, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your stock.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual meeting of Shareholders, March 6, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Sea Pines Associates, Inc.